EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, William Dumo Mejia, President and Chief Executive Officer of MWF Global Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the annual report on Form 10-K of MWF Global Inc. for the fiscal year ended January 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MWF Global Inc.

MWF Global Inc.

Dated: April 29, 2019	By:	/s/ William Dumo Mejia.
William Dumo Mejia President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer